Exhibit 10.19

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

ASSET PURCHASE AGREEMENT BY AND AMONG

BFT FRANCHISE HOLDINGS, LLC, AS BUYER, GRPX LIVE PTY LTD,

BODY FIT TRAINING COMPANY PTY LTD, AND BODY FIT TRAINING USA, INC.

AS SELLERS, AND

THE SHAREHOLDERS PARTY HERETO, AND

CAMERON FALLOON, AS THE SELLERS’ REPRESENTATIVE DATED AS OF OCTOBER 13, 2021

TABLE OF CONTENTS

Page

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DB2/ 42652053.3

Article 1 PURCHASE AND SALE 1

1.1
Purchase and Sale of Assets 1
1.2
Excluded Assets 3
1.3
Assumed Liabilities 4
1.4
Excluded Liabilities 4
1.5
Purchase Price 6

Article 2 CLOSING 6

1.1
Closing 6
1.2
Seller Parties’ Closing Deliverables 7
1.3
Buyer’ Closing Deliverables 7
1.4
Manner of Payment 8
1.5
Withholding 8
1.6
Possession 8

Article 3 [INTENTIONALLY OMITTED] 8

Article 4 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS 8

1.1
Organization and Capacity 8
1.2
Authority and Enforceability 8
1.3
No Conflict 9
1.4
Legal Proceedings 9

Article 5 REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDERS 9

1.1
Organization and Qualification of Seller 10
1.2
Authority; Board Approval 10
1.3
No Conflicts; Consents 10
1.4
Capitalization and Subsidiaries 11
1.5
Financial Statements 11
1.6
No Undisclosed Liabilities 12
1.7
Absence of Certain Changes, Events and Conditions 12
1.8
[Intentionally Omitted 12
1.9
[Intentionally Omitted] 12
1.10
Title 12
1.11
Condition and Sufficiency of Assets 12
1.12
Intellectual Property 12
1.13
[Intentionally Omitted] 16
1.14
Legal Proceedings; Governmental Orders 16
1.15
Compliance with Laws; Permits 16
1.16
[Intentionally Omitted] 16
1.17
Tax 16
1.18
[Intentionally Omitted] 17
1.19
[Intentionally Omitted] 17
1.20
Certain Payments 17
1.21
No Lawsuits 17
1.22
Suppliers 17

TABLE OF CONTENTS continued

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Page

1.23
Transactions with Related Persons 18
1.24
Franchise Matters 18
1.25
Brokers 21

Article 6 REPRESENTATIONS AND WARRANTIES OF BUYER 21

1.1
Organization and Authority of Buyer 21
1.2
No Conflicts; Consents 21
1.3
Sufficiency of Funds 22
1.4
Legal Proceedings 22
1.5
Brokers 22

Article 7 COVENANTS 22

1.1
Undertaking. 22
1.2
[Intentionally Omitted] 22
1.3
[Intentionally Omitted] 22
1.4
[Intentionally Omitted] 22
1.5
Confidentiality 22
1.6
Trading 23
1.7
Approvals and Consents 23
1.8
[Intentionally Omitted] 23
1.9
No Disclosure 23
1.10
Litigation Support 23
1.11
Restrictive Covenants 24
1.12
Transfer Taxes 25
1.13
Insurance Proceeds 26
1.14
Mail 26
1.15
Payment of Excluded Liabilities 26
1.16
Reports and Returns 26
1.17
Access to Records 26
1.18
Seller Covenants 27
1.19
Relationships 27
1.20
Further Assurances 27

Article 8 CONDITIONS TO CLOSING 27

1.1
Conditions to Obligations of All Parties 27
1.2
Conditions to Obligations of Buyer 27
1.3
Conditions to Obligations of the Seller Parties and the Shareholders 28

Article 9 INDEMNIFICATION 28

1.1
Survival 28
1.2
Indemnification by Sellers and the Shareholders 29
1.3
Indemnification by Buyer 29
1.4
Certain Limitations 30

TABLE OF CONTENTS continued

Page

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1.5
Indemnification Procedures 30
1.6
Offset 32
1.7
Materiality 33
1.8
Tax Treatment of Indemnification Payments 33
1.9
Effect of Investigation and Waiver 33
1.10
Exclusive Remedies 33
1.11
[*] Indemnity 33

Article 10 [INTENTIONALLY OMITTED] 34

Article 11 MISCELLANEOUS 35

1.1
Sellers’ Representative 35
1.2
Expenses 36
1.3
Notices 36
1.4
Construction 37
1.5
Severability 38
1.6
Entire Agreement 38
1.7
Successors and Assigns 38
1.8
No Third-party Beneficiaries 38
1.9
Amendment and Modification; Waiver 39
1.10
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial 39
1.11
Specific Performance 40
1.12
Counterparts; Effectiveness 40

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of October 13, 2021, is entered into by and among (i) BFT FRANCHISE HOLDINGS, LLC, a Delaware limited liability company (“Buyer”) wholly-owned by Xponential Fitness Inc., a Delaware corporation, on the one hand, and (ii) GRPX LIVE PTY LTD, an Australian corporation (ACN 614 817 962), as Trustee for GRPX Live Unit Trust (“GRPX Live”), BODY FIT TRAINING COMPANY PTY LTD, an Australian corporation (ACN 622 444 008), as Trustee for the Body Fit Training Unit (“Body Fit Training”), and BODY FIT TRAINING USA, INC., a Delaware corporation (“BFT USA” and collectively with GRPX Live and Body Fit Training, “Sellers,” and each a “Seller”), and all of the shareholders and/or equity holders of each of Sellers that are a party hereto (the “Shareholders”), and CAMERON FALLOON, an individual, as the Sellers’ Representative (the “Sellers’ Representative”), on the other hand. Appendix A hereto contains definitions of certain initially capitalized terms used in this Agreement.

RECITALS

WHEREAS, the Sellers own, license and franchise that certain concept and brand known as Body Fit Training™, BFT™ and certain derivatives thereof throughout the world, including ownership of certain intellectual property rights therein and certain rights to license and franchise such concept and brand globally (collectively, the “Business”);

WHEREAS, as part of the Business, Sellers have developed a franchise system for the Body Fit Training™ and BFT™ concept and brand (the “Franchise System”), which has been licensed to and franchised (i) by Body Fit Training in Australia, New Zealand, Canada and Singapore and (ii)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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by BFT USA in the United States of America at the locations set forth on Schedule I;

WHEREAS, Sellers wish to sell and assign to Buyer, and Buyer wishes to purchase and assume from Sellers, certain of the assets, and certain specified liabilities, of the Business, on the terms and subject to the conditions set forth herein; and

WHEREAS, in consideration of the direct and indirect benefits accruing to the Shareholders, and to induce Buyer to enter into this Agreement, the Shareholders agree to be party to this Agreement and to make certain representations and warranties, and agree to certain covenants, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1 PURCHASE AND SALE

1.1
Purchase and Sale of Assets. On the terms and subject to the conditions set forth herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of any Encumbrances, all of Sellers’ right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business as set forth below (collectively, the “Purchased Assets”):

1.1.1
all Owned IP (including corporate and tradenames);

1.1.2
all of Sellers’ rights, title and interest to manage, license and operate the Franchise System (such rights in the United States and Canada are being assigned in their entirety by GRPX Live);

1.1.3
all rights to any Actions of any nature available to or being pursued by Sellers to the extent related to the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

1.1.4
all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees in relation to the Purchased Assets (including any such item relating to the payment of Taxes);

1.1.5
all of Sellers’ rights under warranties, indemnities and all similar rights against third parties to the extent related to the Purchased Assets;

1.1.6
all marketing and advertising materials and the use of any websites or other internet and social media content and handles useable in the operation of the Business;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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1.1.7
all rights to the Franchise Agreements for territories other than Australia, New Zealand and Singapore (the “Assigned Contracts”);

1.1.8
All of GRPX’s rights under that certain Amended and Re-Stated Intellectual Property Licence Deed (Amendment), by and between GRPX and Body Fit Training, as amended;

1.1.9
all customer information, vendor information and all other information to the extent related to the Purchased Assets;

1.1.10
all Intellectual Property relating to the Business’ heart rate monitor;

1.1.11
all goodwill of the Sellers as a going concern to the extent related to the Purchased Assets; and

1.1.12
originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, quality control records and procedures, complaint and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), enrollment material and records (including pricing history, total enrollment, terms and conditions of enrollment, enrollment and pricing policies and practices), strategic plans, marketing and promotional surveys, material and research and files relating to Owned IP (“Books and Records”).

Without limiting the provisions of Article 1 hereof, each Seller hereby assigns to the Buyer, with respect to the period from and after the Closing Date, any and all rights of indemnification from, or other rights against, any Person with respect to any of the Purchased Assets or Assumed Liabilities (other than the Excluded Assets or Excluded Liabilities), to the extent that such indemnification and/or rights are assignable. To the extent not assignable, in the event an indemnifiable claim arises with respect to any of the Purchased Assets or Assumed Liabilities for the period from and after the Closing Date, each Seller will, on behalf of Buyer and its successors and assigns and at Buyer’s direction, pursue such indemnification and/or rights in the name of such Seller, at Sellers’ expense.

1.2
Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

1.2.1
all cash and cash equivalents;

1.2.2
all accounts or notes receivable held by Sellers, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

1.2.3
all bank accounts and safe deposit boxes;

1.2.4
all furniture, fixtures, equipment, machinery, tools, vehicles, office

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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equipment, supplies, computers, telephones and other tangible personal property;

1.2.5
all Permits which are held by Sellers and required for the ownership of the Purchased Assets;

1.2.6
all real property leases;

1.2.7
except as provided in Section 1.1.7 and Section 1.1.8, all Contracts that are not Assigned Contracts (the “Excluded Contracts”);

1.2.8
the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Sellers;

1.2.9
all employee benefit plans and assets attributable thereto;

1.2.10
all personnel records and other records that each Seller required by Law to retain in its possession (provided, that to the extent permitted by Law, such Seller shall make copies thereof available to Buyer upon its request);

1.2.11
all Tax Returns;

1.2.12
all claims for refund of Taxes, to the extent that such Tax would be an Excluded Liability if such Tax were not refundable;

1.2.13
any equity interest in any Subsidiary held by each Seller;

1.2.14
the assets, properties and rights specifically set forth on Section 1.2.14 of the Disclosure Schedule;

1.2.15
the right to receive and retain mail and other communications relating to the Business;

1.2.16
all books and records of the Business that are not Books and Records included in the Purchase Assets (including, without limitation, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, and internal financial statements); and

1.2.17
the rights which accrue or will accrue to each Seller under this Agreement or any Transaction Document.

1.3
Assumed Liabilities. At the Closing, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities:

1.3.1
all Liabilities in respect of the Assigned Contracts and only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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in the Ordinary Course of Business and do not relate to any (i) a breach of or default under an Assigned Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Assigned Contract, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under an Assigned Contract; and

1.3.2
those Liabilities of Sellers referenced in Section 9.11 and/or set forth on Section 1.3.2 of the Disclosure Schedule.

Nothing contained in this Section 1.3 or in any instrument of assumption executed by Buyer at the Closing shall release or relieve each Seller from its representations, warranties, covenants and agreements contained herein. Without limiting the foregoing, in no event shall Buyer be deemed to have assumed any liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any breach of, (x) any representation or warranty made by each Seller contained herein, or (y) any covenant or obligation of each Seller contained herein.

1.4
Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of any Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Each Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, except as set forth on Section 1.3.2 of the Disclosure Schedule, the Excluded Liabilities shall include, but not be limited to, the following:

1.4.1
any Indebtedness of Sellers;

1.4.2
any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the Transactions, including fees and expenses of counsel, accountants, consultants, advisers and others;

1.4.3
any Liability for (i) Taxes of each Seller (or any stockholder, shareholder, equity holder or Affiliate of such Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; or (ii) other Taxes of each Seller (or any equity holder or Affiliate of such Seller) of any kind or description, including any Liability for Taxes of each Seller (or any stockholder, shareholder, equity holder or Affiliate of such Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law;

1.4.4
any Liabilities relating to or arising out of the Excluded Assets;

1.4.5
subject to Section 9.5.2, any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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1.4.6
any Liabilities of each Seller arising under or in connection with any employee benefit plan providing benefits to any present or former employee of each Seller;

1.4.7
any Liabilities of each Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of such Seller, including any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

1.4.8
any claims or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of each Seller;

1.4.9
any trade accounts payable of each Seller to the extent not accounted for in the calculation of Closing Working Capital;

1.4.10
any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of each Seller (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 9.3 in their capacity as Seller Indemnitees;

1.4.11
any Liabilities under the Excluded Contracts or any other Contracts, including Contracts relating to Owned IP or Licensed IP, (i) which are not validly and effectively assigned to Buyer pursuant to this Agreement, (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement or (iii) to the extent such Liabilities arise out of or relate to a breach by each Seller of such Contracts;
1.4.12
any Liabilities associated with debt, loans or credit facilities of each Seller and/or the Business owing to financial institutions or any other Person;

1.4.13
any Liability owed to each Seller or any of its Affiliates or any inter- company Indebtedness, Liabilities or other obligations, including any accrued dividends, distributions or other obligations;

1.4.14
any Liabilities arising out of, in respect of or in connection with the failure by each Seller or any of its Affiliates to comply with any Law or Governmental Order; and

1.4.15
any and all other Liabilities and obligations that are not expressly included in the Assumed Liabilities.

1.5
Purchase Price.

1.5.1
Purchase Price Components. The purchase price for the Purchased Assets, and for the covenants and agreements of Sellers and the Shareholders hereunder shall be Sixty Million Australian Dollars (AUD $60,000,000) (the “Purchase Price”) plus the Sale Bonus Payments.

1.5.2
Sale Bonus Payments. As additional incentive to GRPX Live, provided that certain Master Franchise Agreement (in the form attached hereto as Exhibit 1.5.2) is executed by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Body Fit Training and delivered to Buyer in accordance with Australian law and Body Fit Training does not thereafter revoke or otherwise terminate such Master Franchise Agreement, Buyer shall promptly pay GRPX the Sale Bonus Payments. The “Sale Bonus Payments” shall consist of quarterly cash payments payable to GRPX Live in the amount of (i) [*] for each invoiced license and/or franchise sale of the Franchise System in the United States or Canada;

(ii) [*] for each invoiced Franchise System equipment package Buyer sells in the United States or Canada; and (iii) [*] of all Franchise System royalties due and owing to Buyer from United States or Canada-based franchisees, provided, that aggregate minimum payments of $AUD

$5,000,000 will be paid for the two year period ended December 31, 2023 regardless of the number of franchises sold, and that the aggregate amount of such Sale Bonus Payment shall not exceed Fourteen Million Australian Dollars (AUD $14,000,000). Each Sale Bonus Payment shall accrue starting the Closing Date and shall be payable quarterly within thirty (30) days of the end of each applicable calendar quarter (provided, subject to the terms and conditions of such Master Franchise Agreement, no further Sales Bonus Payments shall accrue on the earlier of (i) the date of the expiration or termination of such Master Franchise Agreement or (ii) after the termination of such Master Franchise Agreement pursuant to Article 13 thereof).

Article 2 CLOSING

1.1
Closing. The consummation of the sale of the Purchased Assets pursuant to Article 1 (the “Closing”) shall occur at the offices of Buchalter, 1000 Wilshire Blvd, Suite 1500, Los Angeles, CA 90017-1730 at 10:00 a.m. local time on the date hereof after the last of the conditions set forth in Article 8 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other place and time as shall be agreed upon in writing by Buyer and Sellers. The date on which the Closing is actually held is referred to herein as the “Closing Date.” The Closing shall be deemed to be effective at 11:59

p.m. Los Angeles time on the Closing Date (the “Effective Time”) for all purposes, except as may otherwise be expressly provided herein.

1.2
Seller Parties’ Closing Deliverables. At or prior to the Closing, the Seller Parties shall deliver to Buyer the following (the “Seller Parties Deliverables”):

1.2.1
a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by each Seller, transferring the Purchased Assets to Buyer;

1.2.2
an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by each Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

1.2.3
an assignment in the form of Exhibit C hereto (the “IP Assignment”) and duly executed by each Seller, transferring all of such Seller’s right, title and interest in and to the Owned IP and Licensed IP included in the Purchased Assets to Buyer;

1.2.4
a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or manager(s), as applicable, of such Seller authorizing the execution, delivery and performance of this Agreement and the Transaction

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Documents and the consummation of the Transactions, (ii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions, and (iii) the names and signatures of the officers of such Seller authorized to sign this Agreement and the Transaction Documents;

1.2.5
a good standing certificate for BFT USA from the secretary of state of Delaware;

1.2.6
a duly executed IRS Form W-9 for BFT USA; and

1.2.7
a compact disc, zip drive or similar device (which shall be permanent and accessible, without the need for any password, with readily and commercially available software) containing, in electronic format, the true and correct contents of the Dataroom as of the date hereof and as of the Closing Date.

1.3
Buyer’ Closing Deliverables. At the Closing, Buyer shall do the following (the “Buyer Deliverables”):

1.3.1
deliver the Bill of Sale to Sellers, duly executed by Buyer;

1.3.2
deliver the Assignment and Assumption Agreement to Sellers, duly executed by Buyer;

1.3.3
deliver the IP Assignment to Sellers, duly executed by Buyer; and

1.3.4
pay Sellers an amount equal to the Purchase Price.
1.4
Manner of Payment. All amounts to be paid by Buyer pursuant to this Article 2 shall be paid to the applicable Person by wire transfer of immediately available funds to the account designated in writing by such Person for such purposes.

1.5
Withholding. Buyer shall be entitled to deduct and withhold from the consideration or other amounts otherwise payable pursuant to this Agreement to any Person such amounts as they are required to deduct and withhold with respect to such payment under the Code, or any provision of state, local or foreign law. To the extent that amounts are so withheld by any Buyer, such withheld amounts shall be (a) paid to the appropriate Tax authority and (b) treated for all purposes of this Agreement as having been paid to the appropriate recipient in respect of which such deduction and withholding was made by Buyer.

1.6
Possession. Promptly following the Closing, each Seller shall take such steps as may be necessary to provide Buyer with actual possession and operating control of the Purchased Assets.

Article 3 [INTENTIONALLY OMITTED]

Article 4

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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The Shareholders, jointly and severally, represent and warrant to Buyer that the statements contained in this Article 4 are true and correct as to each Shareholder on the date hereof and shall be true and correct on the Closing Date as if made thereon.

1.1
Organization and Capacity.

1.1.1
For a Shareholder which is an entity other than a trust, such Shareholder
(i)
is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and (ii) has all necessary corporate power and corporate authority to carry on its business, and to own or use the properties and assets that it purports to own or use.

1.1.2
For a Shareholder which holds shares as a trustee of a trust, such trust
(i)
is in full force and effect, (ii) has not taken, and no other Person has taken, any action to effect a termination, liquidation, or bankruptcy of such trust and (iii) has only the trustee listed on the signature page hereto, which trustee has been duly appointed.

1.1.3
For a Shareholder which is an individual, such Shareholder (i) is mentally competent and in all respects of sound mind, (ii) has not been deprived of his civil rights, (iii) is over the age of twenty-one (21), (iv) is used to managing his financial affairs, (v) has not had a conservator or guardian appointed for him pursuant to a court order, and (vi) is familiar with and fully understands the nature, purpose and effect of this Agreement and each Transaction Document and the Transactions.

1.2
Authority and Enforceability. Such Shareholder has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by such Shareholder, and this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (the “Enforceability Exceptions”).

1.3
No Conflict. The execution and delivery by such Shareholder of this Agreement and each Transaction Document, and the performance by it of any actions contemplated hereunder or thereunder, does not and will not, directly or indirectly (with or without notice or lapse of time):

1.3.1
Conflict with or violate any provision of the Governing Documents of such Shareholder;

1.3.2
Require notice, consent or approval under, conflict with, violate, result in a breach of, result in the acceleration of obligations, loss of a benefit or increase in Liabilities or fees under, create in any Person the right to terminate, cancel or modify, or cause a default under or give rise to any rights or penalties under (i) any provision of Law relating to such Shareholder,
(ii)
any provision of any Governmental Order to which such Shareholder or any of his properties

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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are subject, (iii) any provision of any Contract to which such Shareholder or its properties are bound, or (iv) any other restriction of any kind or character to which such Shareholder or its properties are subject;

1.3.3
Violate the terms and conditions of any existing exclusivity or other similar agreement or arrangement with any other potential acquirer of all or any portion of the Purchased Assets, Business, the Franchise Systems or any Sellers’ or Shareholders’ equity in a Seller; or

1.3.4
Require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority.

1.4
Legal Proceedings. Other than as referenced in Section 5.21 and Section 9.11, there are no Actions pending or, to such Shareholder’s knowledge, threatened against or by such Shareholder or any of his Affiliates or Related Persons that challenge or seek to prevent, enjoin or otherwise delay the Transactions.

Article 5

REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDERS

Each Seller and each Shareholder hereby, jointly and severally, represents and warrants to Buyer that the statements contained in this Article 5 are true and correct on the date hereof and shall be true and correct on the Closing Date as if made thereon:

1.1
Organization and Qualification of Seller. Each Seller is an entity duly incorporated or formed, validly existing and in good standing under the Laws of the state or jurisdiction of incorporation or formation, has all limited liability company power and authority required to own, lease and operate its assets and property and to carry on its business as presently conducted, and is duly qualified to transact business as a foreign entity and is in good standing as a foreign entity authorized to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Seller has full corporate power and authority to own, operate or lease the assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 5.1 of the Disclosure Schedule sets forth each jurisdiction in which each Seller is licensed or qualified to do business, and each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

1.2
Authority; Board Approval. Each Seller has full corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance by each Seller of this Agreement and the Transaction Documents and the consummation by each Seller of the Transactions have been duly authorized by all requisite corporate action on the part of such Seller and no other corporate proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by each other party) this Agreement constitutes a legal,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. When each Transaction Document to which each Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

1.3
No Conflicts; Consents. Except as provided in Section 5.3 of the Disclosure Schedule, the execution and delivery by each Seller of this Agreement and each Transaction Document, and the performance by it of any actions contemplated hereunder or thereunder, does not and will not, directly or indirectly (with or without notice or lapse of time):

1.3.1
Conflict with or violate any provision of the Governing Documents of such Seller;

1.3.2
Require notice (other than the notice required by section 17(3) of the

Australian Franchising Code of Conduct) , consent or approval under, conflict with, violate, result in a breach of, result in the acceleration of obligations, loss of a benefit or increase in Liabilities or fees under, create in any Person the right to terminate, cancel or modify, or cause a default under or give rise to any rights or penalties under (a) any provision of Law relating to such Seller, (ii) any provision of any Governmental Order to which such Seller or any of its properties are subject, or (iii) any provision of any material Contract to which such Seller is bound or to which its assets are affected;

1.3.3
Cause any of the assets of each Seller to be reassessed or revalued by any Governmental Authority or subject to an Encumbrance;

1.3.4
Violate the terms and conditions of any existing exclusivity or other similar agreement or arrangement with any other potential acquirer of all or any portion of the Purchased Assets, Business, the Franchise Systems or any Sellers’ or Shareholders’ equity in a Seller; or

1.3.5
Require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority.

1.4
Capitalization and Subsidiaries.

1.4.1
Capitalization. As of the date hereof, (a) the outstanding equity capitalization of each Seller and all of their Subsidiaries is as set forth on Section 5.4.1 of the Disclosure Schedule, (b) all of the issued and outstanding equity securities of each Seller and each of their Subsidiaries are owned by the record and beneficial owners as set forth on Section 5.4.1 of the Disclosure Schedule, free and clear of all Encumbrances, (c) all outstanding equity securities of each Seller and each of their Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Organizational Documents, or contract, (iv) all outstanding equity securities of each Seller and their Subsidiaries have been issued in compliance with all relevant securities Laws, and (v) there are no declared or accrued but unpaid dividends with respect to such equity securities.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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1.5
Financial Statements.

1.5.1
Section 5.5.1 of the Disclosure Schedule contains true and complete copies of the following financial statements (collectively, the “Financial Statements”):

(a)
The audited consolidated balance sheet of each Seller as of June 30, 2020 and June 30, 2021, (the “Year-End Balance Sheets” and such latter date, the “Year-End Balance Sheet Date”) and the related consolidated audited statements of income, cash flows and members’ equity for the periods then ended, and the related notes thereto; and

(b)
The unaudited consolidated balance sheet of each Seller as of August 31, 2021 (the “Most Recent Balance Sheet” and such date, the “Most Recent Balance Sheet Date”) and the related unaudited statement of income, cash flows and members’ equity for the two (2)-month period then ended.

1.5.2
Each of the Financial Statements (i) are correct and complete,

(ii) presents fairly, in all material respects, the financial position of Sellers on a consolidated basis as of the dates thereof, and (iii) has been prepared on a consistent basis, except (A) as may be stated in the notes thereto; (B) that the Most Recent Balance Sheet and related unaudited statement of operations for the two (2)-month period ended on the Most Recent Balance Sheet Date are subject to normal year-end adjustments that will not individually or in the aggregate, be material; and (C) as set forth on Section 5.5.2 of the Disclosure Schedule.

1.6
No Undisclosed Liabilities. No Seller has Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Year-End Balance Sheets and/or the Most Recent balance Sheet, and (b) those which have been incurred in the Ordinary Course of Business since the Year-End Balance Sheet Date.

1.7
Absence of Certain Changes, Events and Conditions. Since the Year-End Balance Sheet Date, there has not been, with respect to any Seller, any:

1.7.1
event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

1.7.2
transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Owned IP or Licensed IP; or

1.7.3
any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

1.8
[Intentionally Omitted].

1.9
[Intentionally Omitted].

1.10
Title. The Sellers have good and marketable title to, or a valid and binding leasehold or license interest in, all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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1.11
Condition and Sufficiency of Assets. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in the same manner in which they are intended to be used by the Buyer immediately following the Closing. None of the Excluded Assets are material to the Business.

1.12
Intellectual Property.

1.12.1
Section 5.12.1 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property that is (i) owned, (ii) purported to be owned, and/or (iii) necessary for the operation of the Business as currently conducted and as contemplated to be conducted, in whole or in part, by Seller anywhere in the world (collectively “Owned IP”). Section
1.1.1
includes, but is not limited to, (i) patents, patent applications, and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) registrations and applications for registration of Trademarks; (iii) Internet domain names and social media identifiers and handles; and (iv) registrations and applications for registration of copyrights (collectively “Registered Intellectual Property”). All of the Owned IP is valid and enforceable. All necessary registration, maintenance and renewal fees due for payment prior to or as of the Closing Date in connection with the Registered Intellectual Property have been made or paid. There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings pending with respect to the Registered Intellectual Property.

1.1.2
Seller owns, exclusively and free and clear of all Encumbrances (other than Permitted Encumbrances), the entire right, title and interest to, or has the right to use, all Owned IP and other Intellectual Property necessary for the operation of the Business as currently conducted and as contemplated to be conducted. The Intellectual Property licensed to Seller (“Licensed IP”) shall be available for use by Buyer immediately after the Closing Date on identical terms and conditions to those under which Seller used such Licensed IP immediately prior to the Closing Date.

1.1.3
Section 5.12.3 of the Disclosure Schedule contains a correct and complete list as of the date hereof of all agreements pursuant to which Intellectual Property is (i) licensed to Seller (excluding generally commercially available, non-negotiated, off the shelf software program licenses with an annual license fee not to exceed $10,000), (ii) licensed by Seller to any third party (excluding non-exclusive licenses granted in the Ordinary Course of Business); or (iii) the subject of a coexistence agreement, non-assertion covenant or covenant not to sue granted to or by Seller (collectively, the “IP Agreements”). Seller has made available to the Buyer a correct and complete copy of each IP Agreement. To the Knowledge of Seller each such IP Agreement is valid, enforceable, and is in full force and effect. Seller has not breached its obligations under any IP Agreement and, to the Knowledge of Seller, no other party to any IP Agreement is in material breach of such IP Agreement.

1.1.4
Section 5.12.4 of the Disclosure Schedule contains a complete list of all of Seller’s material information technology projects currently in progress and provides, for each such project, a reasonably detailed description of (i) the scope of the project, (ii) the budget for the project, (iii) the material milestones for completing the project (including the anticipated date of completion) and (iv) the current status of the project.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.1.5
Section 5.12.5 of the Disclosure Schedule contains a complete list of all third party Intellectual Property licensed to Seller, providing Seller with sufficient number of licenses necessary for Seller to use the Intellectual Property without violating or breaching any provision of such license agreement, including the number of licensed seats, users, systems, or platforms.

1.1.6
Except as set forth on Schedule 5.12.6 of the Disclosure Schedule, no software used in connection with the Business of Sellers will require Buyer to pay a license or transfer fee in excess of one thousand Australian Dollars (AUD $1,000).

1.1.7
Except as set forth on Schedule 5.12.7 of the Disclosure Schedule
(i)
neither Seller nor the conduct of the businesses of Seller as currently conducted, and as contemplated to be conducted is infringing, misappropriating, misusing, diluting or otherwise violating any Intellectual Property of any other Person, and (ii) no other Person is infringing, misappropriating or otherwise violating any Owned IP. Except as set forth on Schedule 5.12.7 of the Disclosure Schedule, no Action is, as of the date of this Agreement or was in the six (6) year preceding the date hereof, (x) initiated, is pending or to the Knowledge of Seller, threatened in writing, against Seller alleging that Seller is infringing, misappropriating, misusing, diluting or otherwise violating any Person’s Intellectual Property or (y) pending or threatened, in writing, by any of Seller, that any Person is infringing, misusing, misappropriating, diluting or otherwise violating any Owned IP.

1.1.8
Seller owns or has a valid right to access and use all computer systems, programs, networks, hardware, software, software engines, database, operating systems, schematics, websites, website content and links and equipment used to process, store, maintain and operate data, information and functions owned, used or provided by Seller (the “Seller IT Systems”). The Seller IT Systems that are currently used by Sellers constitute all the information and communications technology reasonably necessary and sufficient to carry on the business of Sellers and their Subsidiaries. The consummation of the transactions will not impair or interrupt in any material respect: (i) Seller’s access to and use of, or their respective right to access and use, the Seller IT Systems or any third party databases or third party data used in connection with the Business of Seller as currently conducted; and (ii) to the extent applicable, Seller’s customers’ access to and use of the Seller IT Systems, to the extent that any such use currently exists. Seller has implemented firewall protections, implemented virus scans and taken commercially reasonable steps in accordance with then-current industry standards to secure the Seller IT Systems from unauthorized access or use by any Person and to ensure the continued, uninterrupted and error-free operation of the Seller IT Systems. Seller has in effect industry standard disaster recovery plans and procedures in the event of any material malfunction of or unauthorized access to any of the Seller IT Systems. All the Seller IT Systems have been available and continuously operating in a materially error free manner during the three (3) years immediately preceding the date of this Agreement. To the Knowledge of Seller, there: (x) have been no unauthorized intrusions or breaches of security with respect to the Seller IT Systems; (y) has not been any material malfunction of Seller IT Systems that has not been remedied or replaced in all material respects; and (z) has been no material unplanned downtime or service interruption with respect to any of the Seller IT Systems. At the time of Closing, all data will be readily available, downloadable and in usable format.

1.1.9
Seller maintains and has at all times maintained a policy requiring that all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

employees and independent contractors who are involved in the creation of Intellectual Property enter into non-disclosure and invention assignment agreements pursuant to Seller’s standard forms or policies. All current and former employees, consultants and independent contractors of Seller who contributed to the creation, invention or development of any Intellectual Property for or on behalf of Seller have executed and delivered non-disclosure and invention assignment agreements to Seller, pursuant to which each current and former employee, consultant and independent contractor has irrevocably assigned (and waived all Moral Rights in) all such Intellectual Property to Seller. No current or former employee, consultant or independent contractor of Seller has asserted an ownership interest in or other rights with respect to any Owned IP.

1.1.10
Seller is not under any obligation, whether written or otherwise, to develop for or license to any third party any derivative works of or improvements to Owned IP.

1.1.11
No Governmental Entity, consortium, university or educational institution has sponsored research and development in connection with the business of Sellers under an agreement or arrangement that would provide such Governmental Entity, consortium, university or educational institution with any claim of ownership to any Owned IP.

1.1.12
To the extent that Sellers owns any Software, such Software is not subject to any agreement with any Person pursuant to which Seller has deposited, or could be required to deposit, into escrow the source code of such software and no such source code has been released to any Person, or is entitled to be released to any Person, by any escrow agent and (ii) no source code to any software included in the Owned IP has been disclosed to any Person. The execution, delivery, and performance by Buyer of this Agreement or any Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby shall not trigger the release of any such software source code to an escrow agent or other Person.

1.1.13
No open source software or other subject matter that is distributed under an open source license requiring that any Owned IP, in particular source code belonging to Seller or its Subsidiaries, be disclosed, licensed or distributed to others, such as (by way of example only) the GNU General Public License or other ‘copyleft’ licenses is or has been incorporated into any Owned IP. Seller is and has been in compliance with all applicable licenses with respect any third Person software that constitute open source software, and Seller has not received any requests from any Person for disclosure of proprietary software contained within Owned IP.

1.1.14
Seller has taken all actions reasonably necessary, and all actions common in the industry, to maintain, protect, monitor and enforce all of the Owned IP, including the secrecy, confidentiality, and value of Trade Secrets and other confidential information of Seller and the goodwill and value of all Trademarks included in the Owned IP. Seller has not disclosed any material confidential Owned IP to any third party other than pursuant to a customary written confidentiality agreement pursuant to which such third party agrees to protect and not disclose such confidential information. Seller has not granted a license for any Trademarks included in the Owned IP that does not include a termination right in favor of Seller.

1.1.15
Seller has complied in all material respects with (i) all privacy policies and procedures promulgated by Seller as required by Information Privacy Laws, and (ii) all applicable Laws and guidelines from authorities relating to privacy, data security, data protection, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and Data Handling of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

Personal Data, including U.S. federal and state Laws, in particular the California Consumer Privacy Act of 2018; and the Canadian Personal Information Protection and Electronic Documents Act governing Sensitive Data and Data Handling (“Information Privacy Laws”).

1.1.16
Seller (i) does not have any establishment in the European Union;
(ii)
does not target the European market by offering products to Persons who are in the European Union and, (iii) does not monitor the behavior of Persons who are in the European Union and represent that the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) does not apply to their activities.

1.1.17
Seller has not been and is not currently charged with a violation, received written notice or otherwise had Knowledge of any notifications, claims, demand, audit, or action in relation to Personal Data by any Person or third party. No claim or investigation initiated by any authority has occurred or is pending or, threatened against Seller with respect to Personal Data.

1.1.18
To the Knowledge of Seller, Seller has not suffered an unauthorized intrusion or security breach with respect to any Personal Data. As of the date hereof, Seller has not been notified and has not been required under applicable Information Privacy Laws to notify, any Person or authority of any information security breach involving Personal Data.
1.1.19
The performance of this Agreement will not violate (a) any Information Privacy Laws, or (b) any other privacy or data security requirements or obligations imposed under any contracts on Seller. Upon execution of this Agreement, Seller shall continue to have the right to use and process any Personal Data collected, processed or used by it before the signature date of this Agreement in order to be able to conduct business in the Ordinary Course.

1.13
[Intentionally Omitted].

1.14
Legal Proceedings; Governmental Orders.

1.14.1
Section 5.14.1 of the Disclosure Schedule identifies and provides a summary of the status and material claims involved in each Action that is currently or the past five years was pending, or, to Seller’s Knowledge, threatened against or by any Seller (or any of their Subsidiaries or Representatives with respect to their business activities on behalf of any Seller) relating to or affecting the Business or the Purchased Assets.

1.14.2
There are no Actions pending or, to Seller’s Knowledge, threatened against or by any Seller that challenges or seeks to prevent, enjoin or otherwise delay the Transactions. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

1.14.3
There are no, nor in the past five (5) years have there been, any outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting any Seller (or any of Seller’s Subsidiaries or Representatives with respect to their business activities on behalf of any Seller) relating to or affecting the Business or the Purchased Assets. No event has occurred, or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.15
Compliance with Laws; Permits.

1.15.1
Each Seller has been in compliance with all Law. No Seller has been charged with and, to the Knowledge of Seller, is not now under investigation with respect to, a violation of any Law. No Seller has received any communication during the past five (5) years from a Governmental Authority that alleges that such Seller is not in compliance with any Law.

1.15.2
Each Seller (a) holds, and is in compliance with the terms of, all Permits necessary for the conduct of the Business or the ownership, lease, operation or use of the Purchased Assets, all of which are listed on Section 5.15.2 of the Disclosure Schedule, (b) has not received any notice of the institution of any Action to revoke any such Permits or alleging that such Seller fails to hold such Permits, (c) has not received any notice that any loss or expiration of any Permit is pending, other than expiration in accordance with the terms thereof, and (d) has no Knowledge of any threatened or reasonably foreseeable loss or expiration of any Permit, other than expiration in accordance with the terms thereof. The Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable as a result of the Transactions.

1.16
[Intentionally Omitted].

1.17
Tax. Except as set forth on Section 5.17 of the Disclosure Schedule:

1.17.1
All Tax Returns required to be filed by any Seller (with respect to the Business) for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by any Seller (whether or not shown on any Tax Return) have been, or will be, timely paid or are being contested in good faith.

1.17.2
Each Seller has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. No claim has ever been made by an authority in a jurisdiction where any Seller does not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction.

1.17.3
No Seller is a party to any Action by any taxing authority. There are no pending or, to Seller’s Knowledge, threatened Actions by any taxing authority.

1.17.4
There are no Encumbrances for Taxes upon any of the Purchased Assets, nor, to Sellers’ Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

1.18
[Intentionally Omitted].

1.19
[Intentionally Omitted].

1.20
Certain Payments. Each Seller is in material compliance with all applicable foreign, federal, state and local anti-bribery, anticorruption and anti-money laundering Laws, including the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

U.S. Foreign Corrupt Practices Act, as amended. None of any Seller nor any Representative thereof or any other Person authorized to act for or on behalf of any Seller, has directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, public or private, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment of business secured; (iii) to obtain special concessions or for special concessions already obtained; or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of any Seller.

1.21
No Lawsuits. Except as set forth on Section 5.21 the Disclosure Schedule, and as provided in Section 9.5.2, (A) there are no and there have not been for the past five (5) years: any

(i) material lawsuits pending or, to Sellers’ Knowledge, threatened against or affecting Sellers in regards to their actions as such, including with respect to any matter arising from or related to Covid-19 or Covid-19 Measures (whether regarding contractual, labor, employment, benefits or other matters), (ii) to Seller’s Knowledge, basis for any such Suit; or (iii) Order outstanding to which Sellers or the Business is subject; and (B) there are no lawsuits pending or, to Sellers’ Knowledge, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Documents.

1.22
Suppliers.
1.22.1
In the last twelve (12) months, no material supplier has reduced or changed in a manner adverse to the Business the terms of its business with the Business, and no Seller has received written notice (or, to the Knowledge of Sellers verbal notice), from any material supplier of any termination or material reduction in such material supplier’s relationship with the Business, or that such material supplier intends to, and Seller has no Knowledge that any material supplier will, terminate, materially reduce or materially alter (in a manner adverse to Business) its relationship with the Business.

1.23
Transactions with Related Persons. Except as set forth in Section 5.23 of the Disclosure Schedule (the items so disclosed, the “Related Party Transactions and Relationships”), neither any Shareholder or any Affiliate of any Seller, nor any Affiliate thereof, nor any of their respective Representatives:

1.23.1
owns any direct or indirect interest of any kind in, or controls or has controlled, or is a manager, officer, director, shareholder, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, vendor, customer, landlord, tenant, creditor or debtor of any Seller;

1.23.2
owns or has an interest in, directly or indirectly, any Purchased Asset or Assigned Contract;

1.23.3
provides goods or services to any Seller (other than the employees of a

Seller);

1.23.4
has pledged any assets, posted any letters of credit or guaranteed any obligations on behalf of any Seller (nor has any Seller pledged any assets, posted any letters of credit or guaranteed any obligations on behalf of any such Person); or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.23.5
has any claim or cause of action against any Seller.

1.24
Franchise Matters.

1.24.1
Since January 1, 2017, Sellers and their Affiliates are the only Persons that have operated a “Body Fit Training” and/or “BFT” franchise system or offered or sold “Body Fit Training” and/or “BFT” franchises. The Franchise System is the only franchise system that the Sellers and their Affiliates have operated. Except as set forth on Section 5.24.1 of the Disclosure Schedule, neither Body Fit Training, the Sellers nor any Subsidiary or Affiliate of Sellers, have offered or sold or otherwise granted rights to any Person conferring upon that Person any area development, area representative, master franchise, sub-franchise or other multi-unit or multilevel rights with respect to the “Body Fit Training” and/or “BFT” brands. Only Sellers have entered into franchise agreements for the Body Fit Training and BFT brands and Franchise System (each a “Franchise Agreement”). All Franchise Agreements entered into by Sellers remain binding on the parties and their assignee(s).

1.24.2
Section 5.24.2 of the Disclosure Schedule contains a complete and accurate list of all currently effective Franchise Agreements between Body Fit Training and any franchisee (each a “Franchisee”), including the following information for each such Franchise Agreement, which information reflects the provisions of each such Franchise Agreement currently in effect after taking into account all waivers, alterations, amendments or other modifications thereof (including those responsive to clause (viii) below): (i) the business address of each “Body Fit Training” location operated by such Franchisee, (ii) the name, address and telephone number of the Franchisee, (iii) the royalty rate required to be paid by the Franchisee, (iv) the required marketing fund contribution rate, (v) the required minimum monthly royalty, (vi) the required minimum, (vii) the stated effective date, (viii) the renewal date, and (ix) whether or not there have been any material waivers, alterations, amendments or other material modifications of any Franchise Agreement (including changes related to any fees, costs, expenses, defaults, covenants, term, termination, renewal or transfer rights, or other material obligations of a Franchisee) since the execution of such Franchise Agreement to which Body Fit Training has agreed to, entered into or acquiesced. Sellers have made available to Buyer copies of each Franchise Agreement.

1.24.3
Except as set forth in Section 5.24.3 of the Disclosure Schedule, to the Knowledge of Sellers, no Franchisee is in, or has received written notice of, any material violation or material default of (including any condition that with the passage of time or the giving of notice, or both, would cause such a material violation or material default under) any Franchise Agreement. Except as set forth in Section 5.24.3 of the Disclosure Schedule, neither Body Fit Training nor the Sellers are in, or have received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice, or both, would cause such a violation or default under) any Franchise Agreement or that would permit termination or rescission of any such Franchise Agreement. Except as set forth in Section 5.24.3 of the Disclosure Schedule, neither any of Body Fit Training, the Sellers nor any of their Subsidiaries has received any written demand by any Franchisee for rescission of any Franchise Agreement. To the Knowledge of Sellers, there is no basis for any claim by any Franchisee for rescission of any Franchise Agreement, and no Franchisee is entitled to any set-off or reduction in any payment required under any Franchise Agreement. Each Franchise Agreement is a valid and binding agreement with Body Fit Training, and is in full force and effect, subject to the Enforceability Exceptions. Except as set forth in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Section 5.24.3 of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement requires the consent of any party to a Franchise Agreement or will result in the termination, modification or acceleration of any Franchise Agreement.

1.24.4
Section 5.24.4 of the Disclosure Schedule sets forth a list of all forms of Franchise Disclosure Documents that Body Fit Training has ever used to offer or sell Franchises. Sellers have made available to Buyer accurate and complete copies of each such form of Franchise Disclosure Documents.

1.24.5
Except as set forth Section 5.24.5 of the Disclosure Schedule and except for such noncompliance as would not either individually or in the aggregate reasonably be expected to be material, Body Fit Training is and has been, in material compliance with all franchise laws governing the Franchise System in any and all jurisdictions where the Business is operated (the “Franchise Laws”) in connection with the offer and sale of Franchises, the ongoing relationships with current and former Franchisees, the termination, non-renewal and transfers of Franchises, and the operation and administration of the Franchise System.

1.24.6
Except as set forth Section 5.24.6 of the Disclosure Schedule, no current or former Franchisee, or any Governmental Authority, has alleged that Body Fit Training or any of their Subsidiaries failed to comply with any applicable Laws or Franchise Laws during the offer and sale of a Franchise or the operation of the Franchise System.

1.24.7
Section 5.24.7 of the Disclosure Schedule contains a summary of all

(i) Franchise-related or Franchisee-related proceedings, Orders, material complaints or disputes raised since the inception of the Franchise System, (ii) proceedings or Orders required to be disclosed in Franchise Disclosure Documents under applicable Franchise Laws, or (iii) other proceedings or complaints that are pending or, to the Knowledge of Sellers, have been threatened against Sellers or any other Subsidiary of Sellers since the inception of the Franchise System

(A)
from any existing or former Franchisee, or (B) or any association purporting to represent a group of Franchisees, except where such proceeding, either individually or in the aggregate, would not reasonably be expected to be material. There are no stop orders or other proceedings in effect or, to the Knowledge of Sellers, threatened that would prohibit Sellers and their Subsidiaries’ ability to offer or sell Franchises or enter into Franchise Agreements immediately following the date hereof, except for any pending renewal filings, and any amendment filings and changes to the Franchise Disclosure Documents that might be required to describe the transactions contemplated by this Agreement.

1.24.8
There are no Contracts with Franchisees that create or otherwise utilize a marketing fund or similar marketing fee or reimbursement.

1.24.9
Except as set forth in Section 5.24.9 of the Disclosure Schedule, neither Body Fit Training, the Sellers nor any of their Subsidiaries have engaged or hired an agent, broker, third party, Franchisee or licensee to provide material services, assistance or support to any Franchisee or to identify, offer or sell to potential Franchisees.

1.24.10
Except as set forth in Section 5.24.10 of the Disclosure Schedule, Body Fit

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Training has not received notice that any franchise association or other organization is acting as a representative of any group of two or more Franchisees, and, to the Knowledge of Sellers, no franchise association or other organization is so acting.

1.24.11
Any franchise council or advisory group presently in place (whether independently formed or sponsored by Sellers) is purely advisory in nature. Except as set forth in Section 5.24.11 of the Disclosure Schedule, neither Body Fit Training, the Sellers nor any of their Subsidiaries have granted any enforceable right of first refusal, option or other right or arrangement to sign any Franchise Agreement or acquire any Franchise Agreement.

1.24.12
Except as set forth in Section 5.24.12 of the Disclosure Schedule, none of Body Fit Training, the Sellers nor any of their Subsidiaries has received, or been a party to any Contract under which any of such entities has the right to receive, material rebates, other material payments or material consideration from suppliers or other third parties, including the ability to purchase products, goods and services at lower prices than those charged to Franchisees, on account of direct or indirect Franchisees’ purchases from those suppliers or third parties. None of Body Fit Training, the Sellers nor any of their Subsidiaries has made any offer, promise or Contract with respect to any future or contingent rebates or other payments from suppliers or other third parties to or for the benefit of a Franchisee or another Person. There are no Contracts or special arrangements with any Franchisee that are prohibited by the applicable Franchise Agreement or that have not been properly disclosed in accordance with applicable Franchise Laws.

1.24.13
Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in a violation of or a default under, or give rise to a right of termination, modification, cancellation, rescission or acceleration of any obligation or loss of material benefits under, any Franchise Agreement.

1.25
Brokers. Except as set forth in Section 5.25 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of Body Fit Training, any Seller or any Shareholder.

Article 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller Parties that the statements contained in this Article 6 are true and correct as of the date hereof and as of the Closing.

1.1
Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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execution and delivery by the Shareholders and the Seller Parties) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

1.2
No Conflicts; Consents. The execution and delivery by Buyer of this Agreement and each Transaction Document, and the performance by it of any actions contemplated hereunder or thereunder, does not and will not, directly or indirectly (with or without notice or lapse of time)
(a)
conflict with or violate any provision of the Governing Documents of Buyer or (b) conflict with, violate, result in a breach of, result in the acceleration of material obligations, loss of a benefit or increase in Liabilities or fees under, create in any Person the right to terminate, cancel or modify, or cause a default under or give rise to any rights or penalties under any provision of any Governmental Order to which Buyer is subject or any provision of any Contract to which Buyer is a party or by which Buyer is subject.

1.3
Sufficiency of Funds. Buyer will have prior to the Closing sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the Transactions.

1.4
Legal Proceedings. There are no Actions pending or, to Buyer’ knowledge, threatened against or by any Buyer or any Affiliate thereof that challenge or seek to prevent, enjoin or otherwise delay the Transactions.

1.5
Brokers. Except for such amounts as Buyer shall pay, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Article 7 COVENANTS

1.1
Undertaking. Buyer will cause its affiliate (Xponential Fitness Brands International, LLC) to execute the Master Franchise Agreement if the Seller party designated therein executes and returns it to Buyer within two (2) days following the date it is able under Australian law to do so.

1.2
[Intentionally Omitted].

1.3
[Intentionally Omitted].

1.4
[Intentionally Omitted].

1.5
Confidentiality. From and after the Closing, each Seller shall, and shall cause its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that such Seller can show that such information (a) is generally available to and known by the public through no fault of any Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by any Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation (such information, “Confidential Information”). If any Seller or any of its Affiliates or their respective Representatives is compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such Confidential Information which such Seller is advised by its counsel in writing is legally required to be disclosed, provided that such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.
1.6
Trading. Each Shareholder and Seller confirms that he, she or it is (i) aware that the United States federal securities laws prohibit any Person in possession of material non-public information about a company (including Buyer and its Affiliates) from purchasing or selling securities of such company, and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities and (ii) familiar with the Exchange Act, as amended, and that he she or it agree that he, she or it will not, and cause any one affiliated with the such party not to, use any information received pursuant to this Agreement in violation of the Exchange Act or rules or regulations, including without limitation Rule l0b-5 thereunder.

1.7
Approvals and Consents.

1.7.1
Sellers shall (i) use commercially reasonable efforts to file, make or obtain, as applicable, all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed on Section 8.2.4 of the Disclosure Schedule, and (ii) be responsible for, and make any payments required to, accomplish the foregoing.

1.7.2
Each of the parties shall use all commercially reasonable efforts to:

(a)
respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the Transactions or any agreement or document contemplated hereby;

(b)
avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the Transactions or any agreement or document contemplated hereby; and

(c)
in the event any Governmental Order adversely affecting the ability of the parties to consummate the Transactions or any agreement or document contemplated hereby has been issued, to have such Governmental Order vacated or lifted.

1.8
[Intentionally Omitted].

1.9
No Disclosure. Unless otherwise required by applicable Law (based upon the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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reasonable advice of counsel), no party shall make any disclosure in respect of this Agreement or the Transactions (other than to its Representatives on a need to know basis) without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed; provided, however, that following the Closing Date, the provisions of this Section 7.9 shall not apply to Buyer to the extent required by Law or the rules or regulations of any U.S. securities exchange.

1.10
Litigation Support. Following the Closing, in the event and for so long as Buyer is actively contesting or defending against any Action in connection with any fact, situation, circumstance, action, failure to act, or transaction on or prior to the Closing Date involving the Seller Parties, each of the Shareholders and each Seller will cooperate at Buyer’s cost and expense with Buyer and Buyer’s counsel in the contest or defense and at Buyer’s cost and expense provide such testimony and access to such Shareholders’ and Sellers’ books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of Buyer (unless Buyer is entitled to indemnification therefor hereunder).

1.11
Restrictive Covenants.

1.11.1
Each Seller and Shareholder hereby agrees that for the [*] year period from and after the date hereof (the “Restricted Period”) such Seller and Shareholder shall not, directly or indirectly, through an Affiliate or otherwise, either for his, her or its own benefit or for the benefit of any other Person, without the prior written consent of Buyer which consent may be withheld by Buyer in its sole and absolute discretion, compete with the Business or, directly or indirectly, own, operate, invest or work for any fitness gym or other similar businesses offering fitness classes (whether at a dedicated physical location, or by e-commerce or other at home media) after the Closing in any manner or capacity (e.g., through any form of ownership, lending relationship, or as an advisor, principal, agent, partner, officer, director, employee, employer, consultant, member of any association or otherwise), in each case, anywhere in the world. Notwithstanding the foregoing, none of following shall constitute a breach of this Section 7.11.1:

(x) any Seller’s or Shareholder’s services approved in writing by Buyer or the discharge of any obligations of any Seller and/or Shareholder (or any of their Affiliates) under any agreement with the Buyer or any Affiliate of the Buyer, or (y) ownership by a Seller or Shareholder, as a passive investment, in the aggregate of less than [*] of the outstanding shares or other equity interests of capital stock of any corporation or other entity listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market.

1.11.2
Each Seller or Shareholder agrees that during the Restricted Period such Seller or Shareholder shall not disparage the Business, Buyer or any of its Affiliates or their respective officers, directors, shareholders, members or employee in any matter likely to be harmful to such Person or his, her or its personal or business reputation; provided that the foregoing shall not prohibit any Person from responding accurately and fully to any question, inquiry, or request for information required by legal or administrative process or to the extent related to any litigation proceeding.

1.11.3
During the Restricted Period, no Seller or Shareholder shall (or shall direct its Affiliate to) directly or indirectly solicit any franchisee of the Business, Buyer or any of its Affiliates; provided, however, that the foregoing restriction shall not prohibit any solicitation of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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any such franchisee in connection with any franchise agreement with Buyer.

1.11.4
The parties acknowledge and agree that the amount of actual damages suffered by a non-breaching party(s) in the event of an actual or threatened breach of this Section 7.11 may be difficult or impossible to accurately calculate and there may not be an adequate remedy at law available to the non-breaching party to fully compensate the non-breaching party(s) in the event of such an actual or threatened breach. Consequently, the parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Section 7.11, the non-breaching party and its successors and assigns shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), and neither the breaching party nor any of their affiliates will oppose the granting of any such relief on the ground(s) that the non-breaching party has an adequate remedy at Law, has not proven irreparable harm, and/or should be required to post a bond or other security.

1.11.5
If any provision contained in this Section 7.11, will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 7.11, but this Section 7.11 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 7.11 is held to cover a geographic area or to be of a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect; instead, the parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 7.11 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such applicable law.

1.11.6
Each Seller and Shareholder expressly acknowledges and agrees that (i) each of the restrictions contained in this Section 7.11 is reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect Buyer’s interest in, and value of, the Business (including the goodwill inherent therein),

(ii) the Seller and Shareholders are primarily responsible for the creation of such value, and (iii) Buyer would not have entered into this Agreement or consummated the Transactions without the restrictions contained in this Section 7.11.

1.12
Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid [*] by Sellers and [*] by Buyer when due (except when such returns are required to be filed by Buyer as the party with title to a Purchased Asset). Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees, except that Seller shall at its expense, timely file any Tax Return of other documents required to be filed by Buyer as the party with title to a Purchase Asset (and Buyer shall cooperate with respect thereto as necessary).

1.12.1
Tax Clearance Certificates. If requested by Buyer, each Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on such Seller or where such Seller has a duty to file Tax Returns of the Transactions in the form and manner required by such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject Buyer to any Taxes of such Seller. If any taxing authority asserts that any Seller is liable for any Tax, such Seller shall promptly pay or contest in good faith any and all such amounts and shall provide evidence to Buyer that such liabilities have been paid in full or otherwise satisfied.

1.12.2
Allocation of Purchase Price. Sellers and Buyer agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) shall be allocated among the Purchased Assets (and among the Sellers) for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Sellers within sixty (60) days following the Closing Date. Such Allocation Schedule will be prepared in accordance with applicable law. If Sellers notify Buyer in writing that Sellers object to one or more items reflected in the Allocation Schedule, Sellers and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within ninety (90) days following the Closing Date, such dispute shall be resolved by the Accountant. The fees and expenses of the Accountant shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand. Buyer and Sellers shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule.

1.12.3
Straddle Period Allocation. For all purposes of this Agreement, all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Business or the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (a “Straddle Period”) shall be apportioned between Buyer, on the one hand, and Sellers, on the other hand, as of the Closing Date based on the number of days of such taxable period ending on the Closing Date and the number days of such taxable period beginning from the day after the Closing Date through the end of such taxable period, and Sellers shall be liable for the portion attributable to the period ending on the Closing Date. The amount of any Taxes based on or measured by income, receipts, payments, sales, use or payroll attributable to the Pre-Closing portion of a Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date.

1.13
Insurance Proceeds. Each Seller shall assign, to the extent assignable, to Buyer any proceeds of such Seller’s third party insurance policies to the extent related to any Assumed Liabilities. Each Seller agrees to use reasonable efforts to obtain any necessary consents or approvals of any insurance company or other third party relating to any such assignment. If such proceeds are not assignable, each Seller agrees to pay any such proceeds received by either it or any of its members or other Affiliates to Buyer promptly upon the receipt thereof.

1.14
Mail. Each Seller will promptly deliver to Buyer the original of any mail or other communication received by such Seller after the Closing that relates to the Purchased Assets and/or the Assumed Liabilities.

1.15
Payment of Excluded Liabilities. Each Seller shall timely pay in full all of the Excluded Liabilities. If any Excluded Liabilities are not so paid, or if Buyer reasonably determines that failure to make any payments would impair Buyer’s use or enjoyment of the Purchased Assets or conduct of the Business, then Buyer may, at any time after the Closing Date, elect to make all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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such payments directly (but shall have no obligation to do so) and obtain reimbursement or indemnification hereunder.

1.16
Reports and Returns. Each Seller shall promptly after the Closing prepare and file all reports and returns required by applicable Law relating to the Business or the Purchased Assets, through and including the Closing Date.

1.17
Access to Records. After the Closing, each Seller shall provide Buyer and their Representatives reasonable access to books and records that are Excluded Assets, during normal business hours and on at least three (3) days’ prior written notice, for any reasonable business purpose specified by Buyer in such notice.

1.18
Seller Covenants. The Shareholders shall cause each Seller to comply with each of their covenants and agreements set forth herein.

1.19
Relationships. After the Closing, Sellers will cooperate with Buyer in their efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers existing prior to the Closing and relating to the Business, including relationships with suppliers, franchisees, regulatory authorities, licensors, and others, and Sellers will satisfy the Excluded Liabilities in a manner that is not detrimental to any of such relationships. After the Closing, Sellers will, and will cause its Affiliates to, refer to Buyer all inquiries relating to the Business. Neither Sellers nor any of their Affiliates shall take any action that would tend to diminish the value of the Purchased Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer or its Affiliates.

1.20
Further Assurances. Following the Closing, each of the parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions and the other Transaction Documents.

Article 8 CONDITIONS TO CLOSING

1.1
Conditions to Obligations of All Parties. The obligations of each party to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions

1.1.1
No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

1.1.2
No Action shall have been commenced against Buyer, the Shareholders or any Seller, which would reasonably be likely to prevent the Closing.

1.2
Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the fulfillment or Buyer’ waiver, at or prior to the Closing, of each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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of the following conditions:

1.2.1
Other than the representations and warranties contained in Article 4, Section 5.1 and Section 5.2, the representations and warranties of the Shareholders and the Seller Parties contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of contained in Article 4, Section 5.1 and Section 5.2 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

1.2.2
Sellers and the Shareholders shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement.

1.2.3
At or prior to the Closing, the Seller Parties shall have delivered to Buyer the Seller Parties Deliverables set forth in Section 2.2.

1.2.4
All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed on Section 8.2.4 of the Disclosure Schedule shall have been filed, made or obtained, as applicable.

1.2.5
From the date of this Agreement, there shall not have occurred any Material Adverse Effect.

1.3
Conditions to Obligations of the Seller Parties and the Shareholders. The obligations of the Seller Parties and the Shareholders to consummate the Transactions shall be subject to the fulfillment or such parties’ waiver, at or prior to the Closing, of each of the following conditions:

1.3.1
At or prior to the Closing, the Buyer (i) shall deliver to the Seller Parties the Buyer Deliverables and (ii) shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

Article 9 INDEMNIFICATION

1.1
Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the [*] anniversary of the Closing Date; provided, that the representations and warranties in Article 4, Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.10, Section 6.1, and Section 6.2, and any representation in the case of fraud, shall survive indefinitely and the representations and warranties in the first sentence of Section 5.12.2, Section 5.12.7, Section 5.17,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Section 5.23 and Section 5.25 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. For the avoidance of doubt, the references in this Section 9.1 to the “statutes of limitations” shall refer to the statute of limitations applicable to the particular matter that gave rise to a breach of the representation or warranty in question, and not to the statute of limitations applicable to a breach of this Agreement.

1.2
Indemnification by Sellers and the Shareholders. Subject to the other terms and conditions of this Article 9, Sellers and the Shareholders, jointly and severally, shall indemnify and defend each of Buyer and their Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses that are or may be incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

1.2.1
any inaccuracy in or breach of any of the representations or warranties of the Shareholders or the Seller Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Shareholders or the Seller Parties pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

1.2.2
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Shareholders or the Seller Parties pursuant to this Agreement;

1.2.3
any misstatements contained in any certificates delivered pursuant to this Agreement at or prior to the Closing by a party (other than Buyer);

1.2.4
any Excluded Asset or any Excluded Liability; and

1.2.5
any Pre-Closing Taxes.

1.3
Indemnification by Buyer. Subject to the other terms and conditions of this Article 9, Buyer, through its parent corporation Xponential Fitness Inc., shall, jointly and severally, indemnify and defend each Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

1.3.1
any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

1.3.2
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or
1.3.3
any Assumed Liability.

1.4
Certain Limitations. The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

1.4.1
The Shareholders and Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 9.2.1 until the aggregate amount of all Losses in respect of indemnification under Section 9.2.1 exceeds [*] (the “Basket”), in which event the Shareholders and Sellers shall be liable for all Losses in respect of indemnification under Section 9.2.1. The aggregate amount of all Losses for which the Shareholders and Sellers shall be liable pursuant to Section 9.2.1 shall not exceed [*] (the “Cap”), provided, with respect to Fundamental Representations aggregate amount of all Losses for which the Shareholders and Sellers shall be liable pursuant to Section 9.2.1 shall not exceed [*].

1.4.2
Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 9.3.1 until the aggregate amount of all Losses in respect of indemnification under Section 9.3.1 exceeds the Basket, in which event Buyer shall be liable for all Losses in respect of indemnification under Section 9.3.1 in excess of the Basket. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 9.3.1 shall not exceed the Cap.

1.5
Indemnification Procedures. The party making a claim under this Article 9 is referred to as the “Indemnified Person”, and the party against whom such claims are asserted under this Article 9 is referred to as the “Indemnifying Person”.

1.5.1
Third Party Claims.

(a)
Notice. If any Indemnified Person receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party or an Affiliate of a party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Person with respect to which the Indemnifying Person is obligated to provide indemnification under this Agreement, the Indemnified Person shall give the Indemnifying Person reasonably prompt written notice thereof, but in any event not later than thirty (30) days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Person of its indemnification obligations, except and only to the extent that the Indemnifying Person forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

(b)
Right to Defend. Upon receipt of the notice, the Indemnifying Person will have the right to defend the Indemnified Person against the Third Party Claim with counsel reasonably satisfactory to the Indemnified Person, provided, that (i) within thirty (30) days after the Indemnified Person has given notice of the Third Party Claim the Indemnifying Person acknowledges in writing to the Indemnified Person its unqualified obligation to indemnify the Indemnified Person as provided hereunder, (ii) the Indemnifying Person provides the Indemnified Person with evidence reasonably acceptable to the Indemnified Person that the Indemnifying Person will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third-Party Claim involves only money damages, and does not seek statutory, enhanced or treble damages or an injunction or other equitable relief,

(iv) the Third Party Claim has a reasonable likelihood of resulting in indemnifiable Losses that would result in the Cap being exceeded or does not have a reasonable likelihood of resulting in indemnifiable Losses that would result in the Basket being exceeded; (v) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Person, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Person or have a material adverse effect on the Indemnified Person; (vi) the Third-Party Claim does not involve a supplier, customer, distributor, licensor, licensee, lessor or insurer of Buyer or any Affiliate thereof or a Governmental Authority, (viii) the Third-Party Claim does not involve a class action lawsuit and (ix) the Indemnifying Person conducts the defense of the Third Party Claim actively and diligently. The Indemnifying Person will keep the Indemnified Person apprised of all material developments, including settlement offers, with respect to the Third Party Claim and permit the Indemnified Person to participate in the defense of the Third-Party Claim with counsel selected by it subject to the Indemnifying Person’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided, that if in the reasonable opinion of counsel to the Indemnified Person, (A) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Indemnifying Person; or (B) there exists a conflict of interest between the Indemnifying Person and the Indemnified Person that cannot be waived, the Indemnifying Person shall be liable for the reasonable fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Indemnifying Person elects not to or is not entitled to defend such Third Party Claim, fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Person may, subject to Section 9.5.2, pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Shareholders and Sellers, on the one hand, and Buyer, on the other hand, shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim.

(c)
Cooperation. With respect to any Third Party Claim, both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel. The parties agree to provide reasonable access to the other parties to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim; provided, however, that the parties shall cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges of the other party. In connection therewith, each party agrees that: (i) it

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

will use commercially reasonable efforts, in respect of any Third Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable Law and rules of procedure); and (ii) all communications between any party and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.
(d)
Settlement. The Indemnifying Person shall not enter into settlement or compromise of any Third-Party Claim or permit a default or consent to entry of any judgment or admit any liability with respect thereto, if it is not defending such Third-Party Claim. If the Indemnifying Person is defending such Third-Party Claim, it shall not enter into settlement or compromise of any Third-Party Claim or permit a default or consent to entry of any judgment or admit any liability with respect thereto without the prior written consent of the Indemnified Person unless such settlement, compromise or judgment (A) does not involve liability or the creation of a financial or other obligation on the part of the Indemnified Person, does not involve any finding or admission of any violation of Law or any violation of the rights of any Person or the admission of wrongdoing and would not have any adverse effect on other claims that may have been made against the Indemnified Person, (B) does not involve any relief other than monetary damages that are paid in full by the Indemnifying Person, and (C) provides, for the complete, final and unconditional release of each Indemnified Person and its Affiliates from all liabilities and obligations in connection with such Third-Party Claim and would not otherwise adversely affect the Indemnified Person.

1.5.2
Direct Claims. Any Action by an Indemnified Person on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Person giving the Indemnifying Person reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Person becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Person of its indemnification obligations, except and only to the extent that the Indemnifying Person forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifying Person shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Person shall allow the Indemnifying Person and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Person shall assist the Indemnifying Person’s investigation by giving such information and assistance (including access to Sellers’ premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Person or any of its professional advisors may reasonably request. If the Indemnifying Person does not so respond within such thirty (30) day period, the Indemnifying Person shall be deemed to have rejected such claim, in which case the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person on the terms and subject to the provisions of this Agreement.

1.6
Offset. For any Loss for which Sellers and the Shareholders are obligated to indemnify the Buyer Indemnitees, the Buyer Indemnitees shall seek reimbursement for such Loss on a joint and several basis, directly from the Sellers and the Shareholders. Notwithstanding any other provision in this Agreement, Buyer may, in good faith, withhold and set off against any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

amounts due to Sellers or the Shareholders, or any Affiliate thereof, the amount as to which Sellers or the Shareholders are obligated to indemnify the Buyer Indemnitees. If Buyer believe in good faith that any Buyer has a claim against any Seller or Shareholder, Buyer may defer making payment of amounts otherwise due to Sellers or the Shareholders, up to the amount of the applicable Buyer’s claim, until the resolution of such claim. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

1.7
Materiality. For the purpose of determining indemnification rights hereunder, including the existence of a breach and the amount of Losses resulting therefrom, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

1.8
Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated for Tax purposes by the parties as an adjustment to the Purchase Price, unless otherwise required by Law.

1.9
Effect of Investigation and Waiver. Each party hereby agrees that its representations, warranties and covenants (and any related conditions to Closing) shall not be affected or deemed waived by reason of the fact that any other party knew or should have known that such representations, warranties and covenants may be inaccurate or may have been breached, unless the other party expressly agreed in a writing delivered prior to Closing to waive such inaccuracy or breach.

1.10
Exclusive Remedies. Subject to Section 11.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party in connection with the Transactions) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article 9. Nothing in this Section 9.10 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

1.11
[*] Indemnity.

1.11.1
Seller Action Indemnitee; Claims. The Buyer shall, through its parent corporation Xponential Fitness Inc., jointly and severally, indemnify the Seller and all other Seller entities named in the following pending lawsuits (individually and collectively “Seller Action Indemnitees”): (i) [*] v [*], Case No. [*]; (ii) [*] v. [*], Case No. [*]; (iii) [*] v. [*], Case No. [*]; and (iv) [*] v. [*], Cancellation No. [*] and associated license negotiations with [*]; and Seller and all other Seller entities that are the subject of the letters in demand sent by [*] in connection with [*]’s alleged failure to comply with its disclosure obligations under the Australian Franchising Code of Conduct (individually and collectively, “Seller Actions”), from, and shall hold each of them harmless against, and shall pay and reimburse each of them for, any and all Losses which any Seller Action Indemnitees may suffer or incur by reason of such Seller Actions including, but not limited to, the defense of any Seller Actions, any award of damages (whether at law or equity),

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

or any adverse award of fees or costs associated with any Seller Actions. Notwithstanding the foregoing, such indemnification obligations stated above are limited to the claims made against the Seller Action Indemnitees in the current filings made as of the date of this Agreement. The Sellers and Buyer acknowledge and agree that [*], shall be, for purposes of this provision, individually and collectively, a third party beneficiary of this Agreement.

1.11.2
Cooperation. With respect to any Claim, both the Seller Indemnitees and the Buyer, as the case may be, shall keep the other Person fully informed of the status of such Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel. Buyer shall be entitled to select outside counsel of its choosing, subject to written consent from the Sellers’ Representative, which shall not be unreasonably withheld, conditioned, or delayed) to for the defense of each Action. The Seller Indemnitees shall be entitled to have counsel of its choosing participate in such matter at its sole cost and expense. The parties agree to provide reasonable access to the other parties to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Claim; provided, however, that the parties shall cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges of the other party. In connection therewith, each party agrees that: (i) it will use commercially reasonable efforts, in respect of any Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable Law and rules of procedure); and (ii) all communications between any party and counsel responsible for or participating in the defense of any Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

1.11.3
Settlement. The Buyer shall not enter into settlement or compromise of any Party Claim or permit a default or consent to entry of any judgment or admit any liability with respect thereto without the prior written consent of the Sellers’ Representative unless such settlement, compromise or judgment (A) does not involve any relief other than monetary damages, and (B) provides, for the complete, final and unconditional release of Seller Indemnitees from all liabilities and obligations in connection with such Claim.

9.11.5 Proceeds from Actions. In the event that any of the Seller Actions results in proceeds payable to one or more Seller Action Indemnitees, any such proceeds shall be disbursed in the following order and manner: (i) repayment to the Buyer for all amounts reimbursed to Seller Action Indemnitees for Losses pursuant to Section 9.11.4; (ii) repayment to Seller Action Indemnitees for all amounts paid in connection with the defense of such Actions and the lawsuit filed against [*] in the U.S. District Court, Central District of California (Case No. [*]), as evidenced by written documentation; and (iii) payment [*] between the Buyer and Seller Action Indemnitees of any proceeds remaining.

Article 10 [INTENTIONALLY OMITTED]

Article 11 MISCELLANEOUS

1.1
Sellers’ Representative.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.1.1
Sellers and the Shareholders hereby designate Cameron Falloon (the “Sellers’ Representative”) to serve as the sole and exclusive representative of Sellers and the Shareholders with respect to those provisions of this Agreement and any Transaction Document that contemplate or permit action by the Representative.

1.1.2
In addition to the other rights and authority granted to the Representative elsewhere in this Agreement, Sellers and the Shareholders collectively and irrevocably constitute and appoint the Representative as their agent, attorney-in-fact and representative with full powers of substitution to act in the name, place and stead of such Sellers and Shareholders to act from and after the date hereof and to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the Transactions and the Transaction Documents, including: (i) execution of the documents and certificates pursuant to this Agreement and the Transaction Documents; (ii) receipt and forwarding of notices and communications pursuant to this Agreement and the Transaction Documents; (iii) administration of the provisions of this Agreement and the Transaction Documents; (iv) giving or agreeing to, on behalf of all or any of Sellers and the Shareholders, any and all consents, waivers, amendments or modifications deemed by the Representative to be necessary or appropriate under this Agreement or the Transaction Documents and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (v) amending this Agreement or any Transaction Documents; (vi) defending and prosecuting, and agreeing to, negotiating, entering into settlements and compromises of, matters subject to indemnification hereunder; (vii) negotiating and compromising, on behalf of each Seller and Shareholder, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other Transaction Document; (viii) engaging, and paying fees relating to, attorneys, accountants, agents or consultants on behalf of such Sellers and Shareholders in connection with this Agreement or any Transaction Document; and (ix) taking all actions necessary or appropriate in the judgment of the Representative for the accomplishment of any of the foregoing.

1.1.3
A decision, act, consent or instruction of the Sellers’ Representative shall constitute a decision of all Sellers and Shareholders and shall be final, binding and conclusive upon each Seller and Shareholder, and Buyer may rely upon any decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of each and every Seller and Shareholder. Buyer are hereby relieved from any liability to any Person (including Sellers and the Shareholders and their respective Affiliates) for any acts done by it in accordance with such decision, act, consent or instruction of the Sellers’ Representative. Notices or communications to or from the Sellers’ Representative shall constitute notice to or from each Seller and Shareholders for purposes of this Agreement.

1.1.4
The appointment of the Sellers’ Representative for Sellers and the Shareholders hereunder shall be irrevocable by any Seller or Shareholder in any manner or for any reason. This authority granted to the Sellers’ Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any Seller or Shareholder pursuant to any Law.

1.1.5
All acts of the Sellers’ Representative hereunder in his capacity as such shall be deemed to be acts on behalf of Sellers and the Shareholders and not of the Sellers’ Representative individually.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.1.6
The service by the Sellers’ Representative shall be without compensation.

1.2
Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

1.3
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

If to Sellers, the Sellers’ Representative or the Shareholders:

c/o MinterEllison 165 Varsity Parade,

Varsity Lakes QLD 4227 PO Box 11

Attn: Steve Latham

Email: steve.latham@minterellison.com

with a copy (which shall not constitute notice) to:

Buchalter, a Professional Corporation

18400 Von Karman Avenue, Suite 800

Irvine, CA 92612-0514

Attention: J. Rick Taché

Facsimile: (949) 720-0182

Email: rtache@buchalter.com

If to Buyer:

BFT Franchise Holdings, LLC

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

Attention: Anthony Geisler, John Meloun

Email: anthony@xponential.com; john.meloun@xponential.com

with a copy (which shall not constitute notice) to:

Buchalter, a Professional Corporation

1000 Wilshire Blvd., Suite 1500

Los Angeles CA, 90017

Attention: Jeremy Weitz

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

Facsimile: (213) 896-0400

Email: jweitz@buchalter.com

1.4
Construction. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)
the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean Australian Dollars; (d) references herein to a specific Article, Section, clause, Schedule or Exhibit shall refer, respectively, to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement; (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) any reference to the masculine, feminine or neuter gender shall include each other gender; (g) when reference is made herein to “the business of” a Person, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such Person, (h) all accounting and financial terms shall be deemed to have the meanings assigned thereto under GAAP unless expressly stated otherwise, (i) when this Agreement states that the Seller Parties have “made available,” “delivered” or “provided” (or terms of similar import) a particular document or other item, it shall mean that the Seller Parties have made a true, correct and complete copy of such document or item (together with all amendments, supplements or other modifications thereto or waivers thereof) available for viewing (and properly labeled, including both as to its location within the index to the electronic dataroom for the Transaction on the Project Chimera dataroom run by Ansarada (the “Dataroom”) and the description of the file containing such document or information) in the Dataroom, as such materials were posted to the Dataroom at least three (3) Business Days prior to the date hereof and not removed on or prior to the date hereof, and, if any such document or information has not been continuously available to each of Buyer’ representatives who have access to the Dataroom since the initial date such representatives were granted access, a notification that such document or information was added to the Dataroom has been sent to each representative of Buyer who has access to the Dataroom prior to the fifth (5th) Business Day preceding the Closing Date, (j) any reference to any applicable Law in this Agreement refers to such applicable Law as in effect at the date of this Agreement and the Closing Date, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and if the last day of any such period is not a Business Day, such period will end on the next Business Day, (l) the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement, (m) references to “day” means calendar days unless Business Days are expressly specified, (n) references to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually and (o) references to a party means a party to this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party or parties drafting such agreement or document.

1.5
Severability. If any term or provision of this Agreement is invalid, illegal or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

1.6
Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior oral or written agreements, negotiations, understandings, statements or proposals with respect to the subject matter hereof and thereof. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

1.7
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, that any Buyer shall be entitled to assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any one or more of its Affiliates, provided further that such assignment shall not relieve Buyer of any of its obligations hereunder. No assignment or delegation shall relieve the assigning party of any of its obligations hereunder.

1.8
No Third-party Beneficiaries. Except as provided in Article 9, this Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
1.9
Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

1.10
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

1.10.1
This Agreement and the exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions that would cause the application of the Laws of any jurisdiction other than Delaware.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DB2/ 42652053.3

1.10.2
Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined in State or Federal Court located in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby,

(a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, the parties agree that disputes with respect to the matters referenced in Section 7.12.2.

1.10.3
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING ANY OF THE FINANCING SOURCE PARTIES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING COMMITMENTS, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

1.11
Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

1.12
Counterparts; Effectiveness. This Agreement may be executed in several counterparts (including facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[SIGNATURE PAGES FOLLOW]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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IN WITNESS WHEREOF, each party has duly executed and delivered this Asset Purchase Agreement as of the date first above written.

SELLERS:

GRPX LIVE PTY LTD, an Australian corporation (ACN 614 817 962), as Trustee for GRPX Live Unit Trust in accordance with section 127(1) of the Corporations Act

By:

Name: Cameron Falloon

Title: Founder and Joint-CEO

BODY FIT TRAINING COMPANY

PTY LTD, an Australian corporation (ACN 622 444 008), as Trustee for Body Fit Training Unit Trust in accordance with section 127(1) of the Corporations Act

By:

Name: Cameron Falloon

Title: Founder and Joint-CEO

BODY FIT TRAINING USA INC., a

Delaware corporation

By:

Name: Cameron Falloon

Title: Founder and Joint-CEO

IN WITNESS WHEREOF, each party has duly executed and delivered this Asset Purchase Agreement as of the date first above written.

SHAREHOLDERS:

THREE SPOUTS PTY LTD, an Australian corporation (ACN 603 434 108), as Trustee for Jurien Family Trust in accordance with section 127(1) of the Corporations Act

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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By:

Name: Cameron Falloon

Title: Founder and Joint-CEO

THE BURNET FAMILY TRUST

By:

Name: Richard Langham Burnett

Title: Trustee

TEN GOALS PARTY LTD, an Australian corporation (ACN 096 421 555) as Trustee for the Hamish McLachlan Family Trust in accordance with section 127(1) of the Corporations Act

By: Name: Hamish McLachlan

Title:

SELLERS’ REPRESENTATIVE:

CAMERON FALLOON

IN WITNESS WHEREOF, each party has duly executed and delivered this Asset Purchase Agreement as of the date first above written.

BUYER:

BFT FRANCHISE HOLDINGS, LLC

By: Name: Anthony Geisler

Title: President

APPENDIX A DEFINITIONS

In this Appendix, and in the Agreement and the other Appendices and Schedules thereto, unless the context otherwise requires, the following terms shall have the meanings assigned below

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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and the terms listed in the chart below shall have the meanings assigned to them in the Section set forth opposite to such term (unless otherwise specified, section references in this Appendix are to Sections of this Agreement):

Term:

Accounts Receivable 1.2.2

Agreement Preamble

Allocation Schedule 7.12.2

Assigned Contracts 1.1.7

Assignment and Assumption Agreement 2.2.2

Assumed Liabilities 1.3

Basket 9.4.1

Bill of Sale 2.2.1

Books and Records 1.1.11

Business Recitals

Buyer Preamble

Buyer Deliverables 2.3

Buyer Indemnitees 9.2

Cap 9.4.1

Closing 2.1

Closing Date 2.1

Confidential Information 7.5

Dataroom 11.4

Direct Claim 9.5.2

Effective Time 2.1

Enforceability Exceptions 4.2

Excluded Assets 1.2

Excluded Contracts 1.2.7

Excluded Liabilities 1.4

Financial Statements 5.5.1

Franchise Agreement 5.24.1

Franchise Laws 5.24.5

Franchise System Recitals

Franchisee 5.24.2

Indemnified Person 9.5

Indemnifying Person 9.5

Information Privacy Laws 5.12.15

IP Agreements 5.12.3

IP Assignment 2.2.3

Licensed IP 5.12.2

Most Recent Balance Sheet 5.5.1(b)

Owned IP 5.12.1

Purchase Price 1.5.1

Purchased Assets 1.1

Registered Intellectual Property 5.12.1

Related Party Transactions and Relationships 5.23

Restricted Period 7.11.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Sale Bonus Payments 1.5.2

Seller Actions 9.11.1

Seller IT Systems 5.12.8

Sellers Preamble

Seller Action Indemnitees 9.11.1

Seller Indemnitees 9.3

Seller Parties Deliverables 2.2

Sellers’ Representative Preamble

Shareholders Preamble

Straddle Period 7.12.3

Tangible Personal Property 1.2.4

Tax Clearance Certificate 7.12.1

Third Party Claim ......................................................................................... 9.5.1(a)

Year-End Balance Sheets.............................................................................. 5.5.1(a)

Year-End Balance Sheet Date....................................................................... 5.5.1(a)

“Action(s)” means any governmental, judicial, administrative or adversarial proceeding (public or private), any action, complaint, claim, lawsuit, legal proceeding, whistleblower complaint, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), audit, probe or inquiry by any Governmental Authority or any other dispute, including any adversarial proceeding arising out of this Agreement.

“Accountant” means a certified public accountant, mutually agreed upon by Buyer and Sellers’ Representative, licensed and located in both the United States and Australia and qualified to conduct intellectual property asset valuations in accordance with applicable United States and Australian tax laws and related regulations.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meanings, the terms “under common control with” and “controlled by”), as used in the preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of California are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Covid-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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workforce reduction, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to Covid- 19.

“Disclosure Schedule” means that certain document identified as the Disclosure Schedule, dated as of the date hereof (as the same may be modified from time to time in accordance with the terms hereof), delivered by the Seller Parties and the Shareholders to Buyer in connection with this Agreement. Each Section in the Disclosure Schedule shall be deemed to qualify only the corresponding Section of this Agreement and any other Section of this Agreement to which such disclosure makes express reference.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. For purposes of this Agreement, a Person will be deemed to own a property or asset subject to an Encumbrance if it holds such property or asset subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset.

“Environmental Law(s)” means any Law relating to, regulating, or imposing an obligation or standards of conduct concerning (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, worker health and safety and/or natural resources.

“EBITDA” means earnings before deduction of interest, taxes, depreciation and amortization, without giving effect to any other adjustments.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Family” means, with respect to a particular individual, (a) the individual, (b) the individual’s spouse and former spouse(s), (c) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (d) any other natural person who resides with such individual.

“Fundamental Representations” means Article 4, Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.10, the first sentence of Section 5.12.2, Section 5.12.7, Section 5.23, Section 5.25, Section 6.1, and Section 6.2.

“Governing Documents” means with respect to any Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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of organization and operating agreement; (e) if a trust, the instrument governing the trust, (f) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (g) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and

(h) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means (i) any waste or substance that forms the basis for liability or is regulated under any Environmental Law; and (ii) any substance, material or waste that is defined or classified pursuant to any Environmental Law as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” or “toxic substance” or any similar term under any provision of Environmental Law, including, without limitation, petroleum, or any fraction or derivative thereof, asbestos or asbestos-containing material, urea formaldehyde, per- and polyfluoroalkyl substances, or polychlorinated biphenyls (PCBs).

“Indebtedness” means the following obligations: (a) all indebtedness or other obligations of any Seller for borrowed money, whether current, short-term or long-term, secured or unsecured, including all overdrafts and negative cash balances; (b) all indebtedness of any Seller for the deferred purchase price for purchases of property or services with respect to which any Seller is liable, contingently or otherwise, as obligor or otherwise (whether earn-outs, indemnity payments, non-compete payments, consulting payments, retention bonuses, severance payments or other similar payments, or otherwise; in each case whether contingent or not and valued at the maximum amount thereof) except any trade payable incurred in the Ordinary Course of Business; (c) all lease obligations of any Seller under leases that have been or should be capitalized; (d) the aggregate face amount of all outstanding letters of credit issued on behalf of any Seller; (e) all obligations of any Seller arising under acceptance facilities; (f) all guaranties, endorsements and other contingent obligations of any Seller to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (g) all obligations of any Seller under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement, or other derivative product; (h) all obligations secured by an Encumbrance upon any assets or properties of any Seller; (i) all outstanding or held checks, money orders or similar instruments of any Seller as of the Closing; (j) all Liabilities of any Seller pursuant to any phantom equity plan or Liabilities with respect stock appreciation or similar rights or arising from non-qualified deferred compensation arrangements, plans or policies or other forms of deferred compensation arrangements; (k) all trade payable and current liabilities of any Seller not incurred in the Ordinary Course of Business or more than sixty (60) days past invoice or sixty

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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(60) days past due; (l) any other Liabilities, contingent or otherwise, that, should be classified upon the balance sheet of any Seller as indebtedness; (m) all “withdrawal liability” of any Seller to a “multiemployer plan” as such terms are defined under ERISA; (n) all indebtedness referred to in clauses (a) through (n) above of any Person other than a Seller that is guaranteed by a Seller; and

(o) accrued and unpaid interest on, and prepayment premiums, penalties or similar contractual charges arising as a result of the discharge of, any such foregoing obligation.

“Intellectual Property” and “IP” means all rights in intellectual property of any type throughout the world, including, but not limited to, the following: (i) any U.S. patent, patent application, divisional, continuation, reissue, renewal, registration, confirmation, re-examination, certificate of inventorship, extension, and the like, and any provisional application of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing (collectively, “Patents”), (ii) any U.S. trademark, service mark, service name, brand name, trade dress, logo, domain name, social media identifiers or handles, trade name, corporate name, business symbol, and other source identifiers, whether or not registered, including, but not limited to, all common-law rights thereto, and registrations, and applications for registration thereof, and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith (collectively, “Trademarks”); (iii) any works, whether or not registered in the U.S. or elsewhere, including, without limitation, mechanical and electronic design drawings (including, without limitation, computer-aided design files), specifications, software (including, without limitation, documentation and object and source code), data, databases, application programming interfaces, computerized databases, algorithms, routines, processes, whether registered or unregistered, and registrations and applications for registration thereof, and moral rights, (collectively, “Copyrights”); and (iv) technical, scientific, business and other know-how and information, trade secrets, knowledge, technology, means, methods, processed, practices, formulas, assembly procedures, specifications, books, records, reports, manuals, data and results, in written, electronic, or any other form not known or hereafter developed (collectively, “Trade Secrets”).

“Knowledge of Seller” or any other similar knowledge qualification, means the knowledge of any of the following persons: Cameron Falloon, Brandon Evans or Hamish McLachlan. Any such person shall be deemed to have “knowledge” of a particular fact or other matter if such person

(a)
is actually aware of such fact or other matter or (b) could be reasonably expected to be aware of such fact or other matter.

“Law” means (a) any federal, state, local, municipal, foreign, international, multinational or other administrative law, constitution, common law principle, ordinance, code, statute, judgment, injunction, decree, order, rule, statute or governmental regulation, or “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation,

(b)
any binding judicial or administrative interpretation of any of the foregoing, (c) the terms and conditions of any agreement with a Governmental Authority, (d) the terms and conditions of any certification to any Governmental Authority, (e) any governmental requirements or restrictions of any kind, or any rule, regulation or order promulgated thereunder, (f) any rules, regulations, orders, decrees, consents, or judgments of any regulatory agency, stock exchange or similar self- regulatory organization, court or other Person, or (g) any applicable requirements associated with any Permits.

“Liability” means, with respect to any Person, any liability or obligation of such Person of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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any kind, character or description, whether known or unknown, absolute or contingent, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

“Losses” mean any and all claims, damages, decline in value, judgements, liabilities, losses, lost profits, penalties, settlement payments, arbitration awards, taxes and costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses and other costs of defending, investigating or settling claims or enforcing rights to indemnification hereunder) and the cost of pursuing any insurance providers in each case whether or not arising out of Third Party Claims; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Master Franchise Agreement” means that certain Master Franchise Agreement in the form of Exhibit D attached hereto.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to

(a) the business, results of operations, condition (financial or otherwise), or assets of the Business or the Seller Parties, (b) the value of the Purchased Assets, or (c) the ability of the Seller Parties to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Business operates; (iii) any changes in financial or securities markets in general; or (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

“Ordinary Course of Business” of a Person means an action taken by such Person if that action is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

“Permits” means all permits, certificates, licenses, approvals, governmental notifications, franchises, certificates, approvals, exemptions, classifications, registrations and other similar authorizations (and applications therefor) from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Year-End Balance Sheets; (b) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business; or

(c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Business.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Taxes” means (i) Taxes of the Seller Parties for all Pre-Closing Tax Periods (including the portion of the Straddle Period ending on and including the Closing Date), including, for the avoidance of doubt, any Taxes attributable to an imputed underpayment for a reviewed year that is a Pre-Closing Tax Period, (ii) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Seller (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar Law, (iii) any and all Taxes of any Person imposed on any Seller as a transferee or successor, by contract or pursuant to any Law, which Taxes are imposed on any Seller as a result of an event or transaction occurring on or prior to the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Related Person” means (a) with respect to an entity, (i) any Affiliate of such entity,

(ii)
each Person that serves as a director, officer, partner, member, manager, executor, or trustee (or in a similar capacity) of such entity, (iii) any Person with respect to which such entity serves as a general partner or a trustee (or in a similar capacity), and (iv) any Person that would be a Related Person of any individual described in clause (i) or (ii) pursuant to clause (b) of this definition or (b) with respect to an individual, (i) each other member of such individual’s Family, and (ii) any entity with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, member, manager, executor, or trustee (or in a similar capacity).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Seller Parties” means Sellers and Shareholders.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, more than fifty percent (50%) of the capital stock or other equity interests the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (i) all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, escheat or unclaimed property, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, (ii) any Liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated consolidated, combined or unitary group for any period or otherwise through operation of Law, and (iii) any Liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement, or any other express or implied agreement to indemnify any other Person for Taxes.

“Transaction Documents” means, with respect to a party, all agreements, certificates and other instruments to be delivered by such party pursuant to this Agreement.

“Transactions” means the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities and the other Transactions and the Transaction Documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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